                                                   EXHIBIT A

FUNDS                                                                                        EFFECTIVE DATE
-----                                                                                        --------------
First Trust STOXX(R) European Select Dividend Index Fund                                       08/30/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund                          08/30/2007
First Trust Dow Jones Global Select Dividend Index Fund                                        11/20/2007
First Trust ISE Global Wind Energy Index Fund                                                  06/18/2008
First Trust ISE Global Engineering and Construction Index Fund                                 10/15/2008
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund                       11/16/2009
First Trust ISE Global Copper Index Fund                                                       03/08/2010
First Trust ISE Global Platinum Index Fund                                                     03/08/2010
First Trust BICK Index Fund                                                                    04/01/2010
First Trust NASDAQ CEA Smartphone Index Fund                                                   02/15/2011
First Trust NASDAQ(R) Global Auto Index Fund                                                   05/06/2011
First Trust ISE Cloud Computing Index Fund                                                     07/07/2011
First Trust International IPO ETF                                                              10/10/2014